Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

Winton Diversified Opportunities Fund:

We consent to the use of our report dated December 20, 2017, with respect to the financial statements of the Winton Diversified Opportunities Fund as of October 31, 2017, incorporated herein by reference, and to the references to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 27, 2018